Exhibit 99.1

Tapestry, Inc. Appoints Scott A. Roe Chief Financial Officer and Head of Strategy

Andrea Shaw Resnick to Become Chief Communications Officer

NEW YORK--(BUSINESS WIRE)--April 29, 2021--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced the appointment of Scott A. Roe, as Chief Financial Officer, effective June 1, 2021. Mr. Roe will have responsibility for all finance functions as well as leading the Company’s Strategy and Consumer Insights teams.

Mr. Roe joins from VF Corporation (NYSE: VFC), where he has had a successful 25-year career. He has served as Chief Financial Officer since April 2015, and in this role has had responsibility for Finance, Accounting, Investor Relations, Corporate Development, Treasury, Tax, Financial Planning & Analysis, Sustainability, Global Business Technology and Corporate Aviation. Prior to his appointment as CFO in 2015, Mr. Roe served in a number of senior management positions including Vice President, Controller and Chief Accounting Officer, Vice President of Finance for VF’s Jeanswear and Imagewear coalitions, and CFO of the International Business. Prior to joining VF, Mr. Roe worked in the OEM Automotive and Basic Materials industries after beginning his career at Ernst & Young. Mr. Roe graduated with honors with a Bachelor of Science degree in Accounting from the University of Tennessee.

“Scott is a highly strategic CFO with twenty five years of experience in consumer, retail, and apparel businesses, and deep expertise successfully developing global multi-brand platforms,” said Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc. “With a grounding in brand and operational finance roles, he manages from a commercial mindset balanced with enterprise thinking. As a leader, Scott is both dynamic and progressive, and believes in soliciting diverse perspectives while working to build and empower collaborative and high-performing teams. I am confident that Scott is the right leader and strategic business partner as we drive Tapestry’s next chapter of growth.”

“Tapestry is an exceptional company with iconic global brands and a disciplined focus on delivering results. I look forward to working with Joanne and the talented management team to further enhance the Company's strategy, financial and operational performance, while strengthening its competitive position in the rapidly changing consumer environment,” said Mr. Roe.

With Mr. Roe’s appointment, Andrea Shaw Resnick, who has held the position of Interim CFO since July 2020, will assume the newly created role of Chief Communications Officer, reporting to Ms. Crevoiserat. In addition, Christina Colone, currently Vice President of Investor Relations, will be promoted to Global Head of Investor Relations.

Ms. Crevoiserat added, "Andrea is a strategic leader who ensured that we successfully navigated the pandemic and executed on our Acceleration Program as Interim CFO. Our entire leadership team appreciates her important and ongoing contributions to Tapestry. At the same time, Christina is ideally suited to lead our investor relations efforts, given her depth of experience and credibility with the investment community."

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to the statements regarding the Acceleration Program, future impacts of this program, the potential impact of the Covid-19 pandemic and success of mitigating actions, and statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” "anticipate," “leveraging,” “sharpening,” transforming,” “creating,” accelerating,” “enhancing,” leaning into,” “innovation,” “drive,” “targeting,” “assume,” “plan,” “progress,” “optimistic,” “future,” “uncertain backdrop,” “emerge,” “on track,” “well positioned to,” “look forward to,” “looking ahead,” “to acquire,” “achieve,” “strategic,” “steady recovery,” “growth,” “view,” “stretching what’s possible,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets and our global sourcing activities, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of pending and potential future legal proceedings, and the impact of legislation, etc. Please refer to the Company’s latest Annual Report on Form 10-K, quarterly reports on 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Analysts & Media:
Andrea Shaw Resnick
Interim Chief Financial Officer
Global Head of Investor Relations and Corporate Communications
212/629-2618
aresnick@tapestry.com

Christina Colone
Vice President, Investor Relations
212/946-7252
ccolone@tapestry.com